SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 11, 2003

MILE MARKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-26150	11-2128469

(Commission File Number)	(IRS Employer Identification Number)

2121 Blount Road, Pompano Beach, Florida 33069

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 782-0604

Former Address: 1450 S.W. 13th Court, Pompano Beach, FL, 33069

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

     None

Item 2. Acquisition or Disposition of Assets

     None

Item 3. Bankruptcy or Receivership

     None

Item 4. Changes in Registrant’s Certifying Accountant

     None

Item 5. Other Events

     On July 11, 2003, Mile Marker International, Inc. (the “Registrant”) received notice from the United States Army Tank – Automotive and Armaments Command of the U.S. Department of the Army that its wholly-owned subsidiary, Mile Marker, Inc. (“the Company”) had been awarded another significant U.S. government contract. This military contract provides for the delivery of 1,534 Mile Marker hydraulic winch/bumper assemblies by December of 2003. The dollar value of this contract is $3,899,428. The Company anticipates commencing deliveries under this contract during the third calendar quarter of 2003.

Item 6. Resignations of Registrant’s Directors

     None

Item 7. Financial Statements and Exhibits

     None

Item 8. Change in Fiscal Year

     None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILE MARKER INTERNATIONAL, INC.

(Registrant)

Dated: July 11, 2003	By: /s/ Richard E. Aho

Richard E. Aho, President